UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:  May 24, 2016

(Date of earliest event reported)

Atrion Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-10763	63-0821819
(State or other jurisdiction	(Commission File	(I. R. S. Employer
of incorporation or organization)	Number)	Identification No.)

One Allentown Parkway
Allen, Texas		75002
(Address of principal executive offices)		(Zip Code)

(972) 390-9800

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Atrion Corporation (the "Registrant") and Emile A Battat, the Registrant's Chairman, entered into a Second Amendment to Amended and Restated Employment Agreement, dated as of May 24, 2016 (the “Second Amendment”).  The Second Amendment: (1) extends the term of Mr. Battat’s employment with the Registrant until December 31, 2021, which term is to be automatically renewed for additional one year terms unless either party delivers written notice of termination to the other party at least 30 days prior to the end of the applicable term; and (2) provides that Mr. Battat’s base salary starting January 1, 2017 will continue to be $600,000 per year.  The foregoing summary of the Second Amendment is qualified in its entirety by the Second Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by this reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 24, 2016, the Registrant held its 2016 annual meeting of stockholders. Stockholders voted on the matters below.

1. The nominees listed below were elected to serve as directors until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified, based on the following votes:

Director	Votes For	Votes Withheld	Broker Non-Votes
Roger F. Stebbing	1,345,084	102,858	255,812
John P. Stupp, Jr.	1,347,268	100,674	255,812

2. The Registrant’s stockholders ratified the appointment of Grant Thornton LLP as the Registrant’s independent registered public accounting firm for the year ending December 31, 2016, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,671,405	27,889	4,460	0

3. The Registrant’s stockholders approved, on an advisory basis, the compensation of the Registrant's executive officers, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,419,904	19,704	8,334	255,812

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1 Second Amendment to Amended and Restated Employment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRION CORPORATION

Date: May 25, 2016	By:	/s/ Jeffery Strickland
Jeffery Strickland Vice President and Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Employment Agreement